UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2022

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza,
Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Board of Directors (the “Board”) of Conagra Brands, Inc. (the “Company”) approved, effective as of August 1, 2022, an increase in the size of the Board from 12 directors to 13 directors and appointed Denise Paulonis as a director of the Company to fill the newly-created vacancy and to serve until her successor is elected and qualified or until her earlier resignation or removal. Ms. Paulonis will also serve as a member of the Audit & Finance Committee of the Board.

The Board has determined that Ms. Paulonis satisfies the definition of an “independent director” under the listing standards of the New York Stock Exchange (the “NYSE”), and the categorical independence standards contained in the Company’s Corporate Governance Principles, and has been designated as an “audit committee financial expert” as defined by the applicable regulations of the SEC. Ms. Paulonis was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Ms. Paulonis that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Paulonis will receive compensation in the same manner as the Company’s other non-employee directors. She will receive compensation for services during fiscal 2023 of (i) a cash retainer representing a prorated portion of the annual cash retainer provided to non-employee directors, and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on July 21, 2022, the Board approved restricted stock units (the “RSUs”) with a value equal to $137,500 to be granted to Ms. Paulonis on September 1, 2022 (the “Grant Date”), with the number of RSUs being determined by dividing $137,500 by the average of the closing stock price of the Company’s common stock on the NYSE for the thirty (30) trading days prior to (and not including) the Grant Date, and rounding to the nearest share. In addition to the retainer and equity award, Ms. Paulonis is eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 6, 2021 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey Bartell
	Name:	Carey Bartell
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: July 25, 2022